Exhibit 23.3

[Letterhead of Eide Bailly LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our audit report on the financial statements of Western Iowa Energy, L.L.C. as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006, in Amendment No. 6 of Form S-4 of REG Newco, Inc., and to the reference to our firm therein.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

January 6, 2010